Exhibit 4.11
                                                                    ------------

Certificate No. WA-________                                  __________ Warrants


                             THE MORGAN GROUP, INC.

                               WARRANT CERTIFICATE
              For Class A Warrants To Purchase Class A Common Stock

         THIS CERTIFIES THAT,

                       -----------------------------------
                            Name of Registered Holder
                       -----------------------------------
                          Address of Registered Holder
                       -----------------------------------

                       -----------------------------------


is the registered holder (the "Registered Holder") of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate, one fully paid and nonassessable share of Class A Common Stock, $0.15 par value per share (the "Common Stock"), of The Morgan Group, Inc., a Delaware Corporation (the "Corporation"), during the period commencing the date hereof and ending at 5:00 p.m. (New York City time) on ____________, 2006 (the "Expiration Time"), upon the presentation and surrender of this Warrant Certificate with the Exercise Form attached hereto duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of the Warrant Exercise Price (defined below), and any and all applicable taxes due in connection with the exercise of the Warrant in lawful money of the United States of America by wire transfer, certified or official bank check, bank draft or money order. The "Warrant Exercise Price" shall be $9.00 per share, provided, that the Warrant Exercise Price will be reduced to $6.00 per share during a reduction period of at least 30 days (the "Reduction Period") to be determined by the Board of Directors of the Corporation. If the Reduction Period has not been set prior to the date 60 days before the Expiration Time, such period will comprise the final 30 days prior to the date upon which the Warrants expire (the "Default Reduction Period"). In the event the Reduction Period is set by the Board of Directors, the Corporation will provide a written notice to all holders of Warrants indicating the dates upon which the Reduction Period shall commence and end.

     By acceptance of this Warrant Certificate, the holder hereof consents and agrees with the Corporation, its Warrant Agent and every other holder of a Warrant, to the terms of this Warrant Certificate, and to any adjustments to the terms of the Warrants, the Warrant Exercise Price, the number of Warrants and the number of shares of Common Stock purchasable pursuant to each Warrant, made as follows:

          (a) The Corporation may, by action of its board of directors (including the favorable vote of its director elected solely by holders of its Class A common stock), make any changes or corrections to terms of the Warrant that it shall deem appropriate to cure any ambiguity or to correct any inconsistency or manifest mistake or desirable and which shall not materially adversely affect the interest of the holders of Warrant Certificates including, without limitation, decreasing the Warrant Exercise Price.

          (b) In the event the Corporation shall hereafter issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Warrant Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares. The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Corporation and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

          Upon each adjustment of the applicable Warrant Exercise Price pursuant to this subsection (b) above, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in subsection (c) below) be such number of shares (calculated to the nearest hundredth) purchasable at the applicable Warrant Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Warrant Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Warrant Exercise Price in effect immediately after such adjustment.

          (c) In case of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock), the Corporation shall cause effective provision to be made so that the Registered Holder shall have the right thereafter to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification or capital reorganization, consolidation or merger by a holder of the number of shares of Common Stock that might have been purchased by the Registered Holder upon exercise of the Warrants, immediately prior to such reclassification or capital reorganization, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications or capital reorganizations of outstanding shares of Common Stock and to successive consolidations or mergers.

          (d) Irrespective of any adjustments or changes in the Warrant Exercise Price or the number of shares of Common Stock purchasable upon exercise of any Warrant, this Warrant Certificate shall, unless the Corporation shall exercise its option to issue new warrant certificates to each holder of warrants, continue to express the applicable Warrant Exercise Price per share and the number of shares purchasable thereunder as expressed in this Warrant Certificate when originally issued, but shall nevertheless represent the rights of the Registered Holder after giving effect to all adjustments provided in the Warrant Services Agreement. If the number of shares of Common Stock purchasable, upon the exercise of each Warrant is adjusted pursuant hereto; the Corporation shall nevertheless not be required to issue fractional shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares or Warrants to purchase fractional shares. The Corporation shall not pay any cash in lieu of fractional shares or fractional Warrants.

          (e) Except with respect to the Default Reduction Period, promptly after each adjustment of the Warrant Exercise Price or other modification of the terms of the Warrants, as authorized or provided herein, the Corporation will cause a notice describing such adjustments or modifications to be sent by ordinary first class mail to the Registered Holder at such Registered Holder's last address as it shall appear on the registry books of the Warrant Agent.

          (f) No adjustment of the Warrant Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this clause
     (f) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.01 in the Warrant Exercise Price then in effect hereunder.

          (g) Any determination as to whether an adjustment in the Warrant Exercise Price or other terms of the Warrant in effect hereunder is required or as to the terms of any such adjustment, shall be binding upon the holders of the Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Corporation shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

     The Warrants may not be transferred except (i) in connection with a merger or consolidation or otherwise by operation of law, pursuant to court order or pursuant to the laws of descent and distribution; or (ii) with the express prior written consent of the Company, in the Company's sole discretion. The Warrants may be transferred by the Registered Holder if such transfer does not represent any change of the beneficial ownership of the Warrant (to be evidenced by written certification to the Warrant Agent). Any attempted transfer in violation of this provision shall be void and the Company shall have no obligation to give effect to any transfer in violation of this provision. The Company and the Warrant Agent may require written representations or other evidence as they deem necessary to substantiate compliance herewith before permitting any transfer hereof.

     This Warrant Certificate is exchangeable and (subject to the limitations set forth herein) transferable, upon the surrender hereof by the Registered Holder at the corporate offices of the Warrant Agent, American Stock Transfer & Trust Company, located at 59 Maiden Lane, Plaza Level, New York, New York 10038, or such other locations provided by written notice to the Registered Holder, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment of this Warrant Certificate for registration of transfer in accordance with the provisions hereof, together with any tax or other governmental charge imposed in connection therewith, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Corporation shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Corporation shall not be obligated to deliver any securities pursuant to the exercise or sale of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, is effective and a current form of prospectus is available with respect to such securities. The Corporation has filed a registration statement with the Securities and Exchange Commission and shall use its reasonable best efforts to keep such registration statement effective while any of the Warrants are outstanding. This Warrant Certificate may not be exercised or transferred by a Registered Holder in any state where such exercise or transfer would be unlawful.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation.

     Prior to due  presentment  for  registration  of transfer  of this  Warrant
Certificate, the Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, on its behalf by its duly authorized officer.

Dated:
       ----------------------------

THE MORGAN GROUP, INC.

By:________________________________
     Anthony T. Castor, III
     President and Chief Executive Officer



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
As Warrant Agent



BY:
   --------------------------------
     Name:
     Title:

                                  Exercise Form

EXERCISE OF WARRANTS:

         The undersigned Registered Holder hereby irrevocably elects to exercise one or more Warrants represented by this Warrant Certificate for shares of Class A Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

         (a) Please indicate below the number shares of Class A Common Stock you desire to purchase and the requisite payment for such shares:

                            NUMBER OF               WARRANT             PAYMENT
                           WARRANTS TO              EXERCISE            -------
                          BE EXERCISED*              PRICE**
                          --------------             -------
                                             X        $.900    =       $
                           ---------

               * You are initially entitled to purchase one (1) share of Class A Common Stock per Warrant.

               ** The warrant exercise price shall be reduced to $6.00 during a reduction period of at least 30 days (the "Reduction Period") to be set by the Board of Directors of the Company or, if the Reduction Period has not been set prior to the date 60 days before the Expiration Time, such period will comprise the last 30 days prior to the date upon which the Warrants expire. The Corporation will deliver notice to all registered holders of Warrants in the event the Reduction Period is set by the Board of Directors.

         METHOD OF PAYMENT (check only one box):

               (b)  [ ]    Certificated or uncertified check, bank draft or U.S.
                           postal  money  order   payable  to  "American   Stock
                           Transfer and Trust Company, as warrant agent" or

                    [ ]    Wire transfer  directed to  ________________________,
                           ABA No. _________, for the account of American Stock Transfer and Trust Company, as Warrant Agent for The Morgan Group, Inc., for further credit to Account No.
                           ---------------.

         DELIVERY OF REMAINING WARRANTS:

               (c)  [ ]    Do not  deliver  to  the  undersigned  a new  Warrant
                           Certificate evidencing the remaining Warrants to which the undersigned is entitled.

                    [ ] Deliver a new Warrant Certificate in accordance with the instructions below.

DELIVERY INSTRUCTIONS

     Please provide the address for mailing of a certificate representing shares of Class A Common Stock purchased hereby or a new Warrant Certificate if different from the address shown on the face of this Warrant Certificate.

         Name: ____________________________________________
         Address: _________________________________________
                  _________________________________________
                  _________________________________________




                                S I G N A T U R E


Signature(s) of Registered Holder(s):  _____________________  Date:  ___________

                                       ---------------------

(Please sign exactly as your name appears on the face of this Warrant Certificate. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.)




TRANSFER OF WARRANTS:

TRANSFER OF WARRANTS IS NOT PERMITTED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT CERTIFICATE. THE COMPANY AND THE WARRANT AGENT WILL REQUIRE THE HOLDER TO SUBMIT WRITTEN REPRESENTATIONS AND EVIDENCE TO DEMONSTRATE THAT ANY TRANSFER IS PERMITTED BY THE TERMS OF THE WARRANT.

     For value received the Registered Holder sells, assigns and transfers the number of Warrants to the transferee indicated below:

         Number of Warrants to be Transferred: __________________________ Address of Transferee: _________________________________________
                                _________________________________________
         Social Security Number or Taxpayer
         Identification Number of Transferee:  __________________________

Signature(s) of Registered Holder(s):  _____________________  Date:  ___________
                                       _____________________

(Please sign exactly as your name appears on the face of this Warrant Certificate. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION IF YOU WISH TO HAVE YOUR WARRANTS TRANSFERRED. Please refer to the Prospectus for discussions regarding Eligible Guarantor Institutions and Guaranteed Signatures.

Signature Guaranteed By:  _______________________________